Exhibit (c)-(2)

Fairness Opinion Presentation to the Special Committee at China Index Holdings Limited December 22, 2022 1 Roth Capital Partners, LLC Corporate Office: 888 San Clemente Drive, Newport Beach, CA 92660 | 949.720.5700 | 800.678.9147 | www.roth.com | Member SIPC / FINRA Regional Offices: Chicago, IL | Los Angeles, CA | Miami Beach, FL | New York, NY | San Francisco, CA STRICTLY PRIVATE AND CONFIDENTIAL 1) Analyses as of 12/20/22 U.S.

| 2 STRICTLY PRIVATE AND CONFIDENTIAL Disclosure This presentation was prepared by Roth Capital Partners, LLC (“Roth”) and provided to the Special Committee of the Board of Directors (the “Special Committee”) of China Index Holdings Limited (the “Company” or “CIH”) in connection with their consideration of a potential transaction with CIH Holdings Limited (the “Parent” or “Buyer”), and CIH Merger Sub Holdings Limited, a wholly - owned subsidiary of Parent (the “Transaction”) .. This presentation has been provided to the Special Committee by Roth and may not be used or relied upon by any other person for any purpose without the written consent of Roth .. The information contained herein is confidential .. By accepting this presentation, you agree to use it for informational purposes only and will not disclose any such information to any other party without the written consent of Roth .. This presentation has not been prepared with a view toward public disclosure under state or federal securities laws or otherwise .. Reproduction, dissemination, quotation, summarization or reference to this presentation without Roth’s written consent is prohibited .. The information utilized in preparing this presentation was obtained from the Company and other public sources .. Roth assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects .. To the extent such information includes estimates and/or forecasts of future performance prepared by Company management, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management .. As Roth is relying on the Company for the information required to deliver its analysis, Roth makes no representation or warranty, express or implied, as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future .. Roth has no obligation, express or implied, to update any or all of the information contained in this presentation or to advise you of any changes thereto .. Because this presentation was prepared for use in the context of an oral presentation to the Special Committee, which is familiar with the business and affairs of the Company, Roth does not take any responsibility for the accuracy or completeness of any of the material included in this presentation if used by persons other than the Special Committee .. This presentation is not intended to provide the sole basis for evaluating the prospective Transaction, and it should not be considered a recommendation with respect to this Transaction, any other transaction or any other matter .. Prior to entering into any transaction, the Company and the Special Committee should determine, without reliance on Roth, the economic merits and risks as well as the legal, tax and accounting consequences of any such transaction .. This presentation does not constitute an opinion and Roth’s only opinion is the written opinion that is to be rendered to the Special Committee .. In preparing this presentation, Roth has made certain assumptions regarding the information contained herein and certain limitations apply to such information .. For a detailed description of these assumptions and limitations, we refer you to the written fairness opinion to be delivered to the Special Committee by Roth ..

| 3 STRICTLY PRIVATE AND CONFIDENTIAL I. Transaction Overview 4 II. Valuation Analysis 10 III. Appendix 26 Table of Contents

| 4 STRICTLY PRIVATE AND CONFIDENTIAL I. Transaction Overview

| 5 STRICTLY PRIVATE AND CONFIDENTIAL Transaction Overview Summary of the Proposal • CIH is being acquired in a cash transaction for $1.00/ sh by Buyer. Buyer includes a group of existing ADS and shareholder participants led by Fang Holdings, collectively the ‘Buyer Consortium”. The Buyer Consortium represents approx. 82% ownership and 95% voting control of CIH. The Buyer Consortium shares are excluded from the transaction • The Buyer Consortium is lead by Fang Holdings Limited, the entity from which CIH was spun - out of in 2019, and its controlling shareholder, Tianquan Mo • Expected closing Q1 2023 Transaction • Implied enterprise value of $ 42.3MM • Implied equity value of $ 16.4MM to Minority Holders, of which $14.8M will be paid in cash. The remaining balance related to “Restricted Securities” will be exchanged Consideration • Buyer Consortium to contribute their shares pursuant to an equity commitment agreement • Restricted Securities to be exchanged into Parent shares at the Exchange Ratio 1 • Fang Holdings to provide cash to fund the merger • Fang Holdings has in excess of $50 million on its balance sheet Financing 1) The “Exchange Ratio” is the ratio of the Per Share Merger Consideration divided by the fair market value of one share of P are nt as of the Effective Time

STRICTLY PRIVATE AND CONFIDENTIAL

Transaction Overview

Ownership Table and Buyer Consortium Overview[1,2]

- Buyer consortium represents approximately 82% of ownership and 95% of voting control

Assumes Restricted Securities have Voting Rights:

As of 12/21/22							
Name of Shareholders[3]	**A**	**B**	**C**	**A + B + C**	**Ownership**	**Voting**	
Tianquan Mo	11,709,098	12,517,020	-	48,452,236	26.3%	44.9%	Buyer Group
Fang Holdings Limited	6,964,415	11,119,686	-	18,084,101	19.7%	38.8%	Buyer Group
Evenstar	11,221,618	-	-	11,221,618	12.2%	3.7%	Buyer Group
General Atlantic	10,122,769	-	-	10,122,769	11.0%	3.3%	Buyer Group
TRUE Knight	8,801,142	-	-	8,801,142	9.6%	2.9%	Buyer Group
Digital Link	3,137,921	-	-	3,137,921	3.4%	1.0%	Buyer Group
Total Buyer Group	**51,956,963**	**23,636,706**	**-**	**75,593,669**	**82.2%**	**94.6%**	
Others on the market	14,831,699	-	-	14,831,699	16.1%	4.9%	To be purchased
Restricted Securities	-	-	1,538,730	1,538,730	1.7%	0.5%	To be purchased
Total Outstanding	**66,788,662**	**23,636,706**	**1,538,730**	**91,964,098**	**100.0%**	**100.0%**	

Assumes Restricted Securities do not have Voting Rights:

As of 12/21/22							
Name of Shareholders[3]	**A**	**B**	**C**	**A + B + C**	**Ownership**	**Voting**	
Tianquan Mo	11,709,098	12,517,020	-	48,452,236	26.3%	45.2%	Buyer Group
Fang Holdings Limited	6,964,415	11,119,686	-	18,084,101	19.7%	39.0%	Buyer Group
Evenstar	11,221,618	-	-	11,221,618	12.2%	3.7%	Buyer Group
General Atlantic	10,122,769	-	-	10,122,769	11.0%	3.3%	Buyer Group
TRUE Knight	8,801,142	-	-	8,801,142	9.6%	2.9%	Buyer Group
Digital Link	3,137,921	-	-	3,137,921	3.4%	1.0%	Buyer Group
Total Buyer Group	**51,956,963**	**23,636,706**	**-**	**75,593,669**	**82.2%**	**95.1%**	
Others on the market	14,831,699	-	-	14,831,699	16.1%	4.9%	To be purchased
Restricted Securities	-	-	1,538,730	1,538,730	1.7%	0.0%	To be purchased
Total Outstanding	**66,788,662**	**23,636,706**	**1,538,730**	**91,964,098**	**100.0%**	**100.0%**	

1) Source: Capitalization table provided by Management
2) Treasury Shares are excluded from Capitalization Table for purposes of deriving ownership and voting percentages
3) Class A shares offer 1 voting right per share, and Class B shares offer 10 voting rights per share

ROTH Capital Partners

| 6

| 7 STRICTLY PRIVATE AND CONFIDENTIAL $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 0 1.00mm 2.00mm 3.00mm 4.00mm 5.00mm 6.00mm Volume Share Price (USD$) Transaction Overview Company Timeline Source: Capital I.Q. as of 12/20/22 06/12/19: CIH’s first trading day following its spin out. Fang’s share price drops from $59.50 to $46.00 from 6/10 to 6/13, a 22.7% change CIH was in talks to be acquired by General Atlantic through a public - to - private LBO as of November 30, 2020, for an undisclosed amount. Subsequently, the deal was canceled. 04/30/20: CIH files a $10.16M common stock shelf registration 05/31/20: CIH closed two acquisitions. Acquiring 67% in Shouzheng Credit Rating Ltd. In a related transaction, CIH entered into a separate agreement to acquire China Index Credit Rating Ltd. 08/23/22: Fang proposed to acquire all outstanding Class A and Class B ordinary shares of CIH, that are not currently owned by Fang in a “going - private” transaction. The consideration payable for each Share and each ADS to be acquired will be US$0.84. The US$0.84 per share/ADS price represents a premium of 20.0% to the closing price of the ADSs on 08/22/22 and a premium of 22.8% to the volume - weighted average closing price of the ADSs during the last 30 trading days up to 08/22/22 04/30/22 & 05/10/22: Schedule 13 - D Transactions filed with the SEC at $0.95 per ADS (see following page) 12/09/22: the Buyer Consortium formally increases its offer to $1.00/share

| 8 STRICTLY PRIVATE AND CONFIDENTIAL Transaction Overview Recent 13 - D Transactions with Buyer Consortium Members 1 04 / 30 / 22 – 13 - D Event Filing • 04 / 15 / 22 – TRUE KNIGHT entered into a share transfer agreement with SAFARI GROUP HOLDINGS LIMITED to purchase 2 , 461 , 538 Class A Ordinary Shares of the Company, at an aggregate purchase price of USD $ 2 , 338 , 461 .. ( $ 2 , 338 , 461 / 2 , 461 , 538 = $ 0 .. 95 per ADS) • 04 / 30 / 22 – TRUE KNIGHT entered into a share transfer agreement with Chuang Xi Capital Holdings Limited to purchase 459 , 123 ADSs of the Company, representing 459 , 123 Class A Ordinary Shares, at an aggregate purchase price of USD $ 436 , 166 .. 85 .. ( $ 436 , 166 .. 85 / 459 , 123 = $ 0 .. 95 ADS) 05 / 10 / 22 – 13 - D Event Filing • 04 / 15 / 22 – Fidelidade contacted Tianquan Mo (“Mr .. Mo”) to discuss the potential exit opportunities of the ADSs of the Company owned by them • 05 / 10 / 22 – ACE Smart entered into a share transfer agreement (the “Share Transfer Agreement 1 ”) with Fidelidade to purchase 1 , 613 , 208 ADSs of the Issuer, representing 1 , 613 , 208 Class A Ordinary Shares, at the price of US $ 0 .. 95 per ADS, amounting to an aggregate purchase price of US $ 1 , 532 , 547 .. 60 • 05 / 7 / 22 – HHLR Fund, L .. P .. and YHG Investment, L .. P .. (Hillhouse Subsidiary) contacted Mr .. Mo to discuss the potential exit opportunities of the ADSs of the Company owned by them .. • 05 / 16 / 22 – HHLR Fund, L .. P .. (“HHLR”) and YHG Investment, L .. P .. (“YHG”, and, together with HHLR, the “Transferors”), ACE Smart entered into a share transfer agreement (the “Share Transfer Agreement 2 ”) with the Transferors to purchase 8 , 866 , 511 ADSs of the Company, representing 8 , 866 , 511 Class A Ordinary Shares, at the price of US $ 0 .. 95 per ADS, amounting to an aggregate purchase price of US $ 8 , 423 , 185 .. 45 Mr .. Mo is the owner of ACE Smart, Next Decade Investments Limited, Media Partner Technology Limited, and Karistone Limited & Open Land, and retains 44 .. 3 % of the Company’s voting rights .. TRUE KNIGHT represents 2 .. 8 % of the Company’s voting rights .. Mr .. Mo and TRUE KNIGHT are among the Buyer Consortium .. 1 In both filings, $ 0 .. 95 was the agreed upon transaction price per ADS .. 1) Source: SEC Filings

| 9 STRICTLY PRIVATE AND CONFIDENTIAL Proposed per ADS Offer Price $1.00 Enterprise Value to Revenue Revenue 1 Multiple ADS Count 1 92.0 Enterprise Value / LTM Revenue $71.8 0.6x Implied Equity Value $92.0 Enterprise Value / 2022E Revenue $61.9 0.7x Enterprise Value / 2023E Revenue $50.7 0.8x Debt 2 $4.9 Cash & Short-term Securities 2 $54.6 Enterprise Value to EBITDA EBITDA 1 Multiple Enterprise Value / LTM EBITDA $30.7 1.4x Implied CIH Enterprise Value 3 $42.3 Enterprise Value / 2022E EBITDA $21.5 2.0x Enterprise Value / 2023E EBITDA $13.9 3.1x ADS Count 1 92.0 (-) ADSs Owned by Buyer Consortium 1 (75.6) Adjusted ADS Count 16.4 Proposed per ADS Offer Price $1.00 Implied Equity Value to Minority Holders 4 $16.4 Transaction Value (in $M, except per ADS amounts) Valuation Summary (in $M, except for multiples) 1) Provided by Management 2) Source Capital I.Q. and Form 6-K Filings as of 09/30/22; 0.143634 RMB to USD Fx spot rate as of 12/20/22 3) Implied Enterprise Value = Implied equity value + Debt - Cash & Short-term Investments 4) Implied Equity Value to Minority Holders = Per ADS offer x (ADS Count Less Buyers Consortium-owned ADSs) Transaction Overview Implied Purchase Price Valuation

| 10 STRICTLY PRIVATE AND CONFIDENTIAL II. Valuation Analysis

| 11 STRICTLY PRIVATE AND CONFIDENTIAL Valuation Analysis Valuation Methodologies and Key Assumptions Comparable Companies Discounted Cash Flows (“DCF”) ▪ Compared CIH’s implied offered multiple relative to multiples of comparable publicly traded companies ▪ Comparable companies included names in the real estate services, internet and direct marketing retail, internet and infrastructure services, and application software industries ▪ Estimated the DCF value of Target based on management’s cash flow projections: • Management financial projections ( 2023 - 2025 ) • Considered weighted average cost of capital (“WACC”) range of 17.8% to 21.8% • Considered a perpetual growth rate range of 2.0% to 4.0% Precedent Transactions Premiums Analysis – U.S. listed Take - Privates ▪ Compared CIH’s offered multiple against multiples paid in comparable precedent transactions ▪ Reviewed comparable precedent transactions from 12/20/17 to present in the real estate advertising, analytics, insight and online marketplace industries ▪ Screened for U.S. listed public company take - private transactions covering the trailing 36 months ▪ Analyzed share price premiums 1 day, 1 week and 1 month prior to announcement of a transaction where the buyer sought ownership in excess of 90% 13 - D Transactions Premiums Analysis – Global Majority Shareholder Purchasing Remaining Shares ▪ Reviewed the Company’s historical 13 - D Filings from April and May 2022 relative to the consideration proposed in this Transaction ▪ Screened for international public company majority shareholder purchasing remaining shares take - private transactions covering the trailing 36 months ▪ Analyzed share price premiums 1 day, 1 week and 1 month prior to announcement of a transaction where the majority shareholder sought to purchase remaining shares

| 12 STRICTLY PRIVATE AND CONFIDENTIAL Valuation Analysis Other Data and Considerations CIH History as a U .. S .. Listed Public Company • CIH was spun out of its parent company Fang Holdings Limited (OTCPK : “SFUN .. Y”) and directly listed on the Nasdaq • The rationale for the listing was to enhance strategic and management focus of the two companies, including separating Fang’s commercial property - related business from CIH’s information and analytics services business by allocating capital more efficiently and independently increasing brand recognition of the two independently listed companies • CIH never raised capital from public shareholders Deteriorating Market Environment for US Listed Chinese Companies • Over the past few years, the market environment for US Listed Chinese Companies has deteriorated • Dec 2020 passage of The Holding Foreign Companies Accountable Act has led to an acceleration of US listed Chinese company delistings and threatened the listing status of more than half of the 262 US listed Chinese companies as of Sept 30 , 2022 1 • On July 30 , 2021 , the SEC published a statement on investor protections vis - à - vis VIE structures, causing significant concern over the viability of the structure going forward .. As of that date, there were an estimated 184 US listed Chinese companies utilizing the VIE structure 2 • Recent social unrest and COVID lockdowns have further strained the global perception of the ‘ investability ’ into Chinese - owned entities Macro Economic Environment is Causing Significant Distress to CIH Customers • Increasing global interest rate environment is causing a negative impact on global real estate • Recent market conditions in China has resulted in high - profile credit quality deterioration, including defaults and bankruptcies, by Chinese real estate developers • T he default rate (actual default plus technical default) of Chinese real estate USD bonds has risen to over 50% .. Over 50 % of these bonds have fallen to below $ 30 as of November 23 , 2022 3 Microenvironment for CIH is Deteriorating • CIH’s customer trends demonstrate a progressive and significant deterioration in customer revenues and revenue visibility ; the Company forecasts a more than 57 % decrease in its revenues by 2025 from its 2020 peak • In FY 21 , the Company’s NI margin was 45% .. A deteriorating business environment has continued to pressure margins .. The Company projects NI margins to decrease to ~ 22 % by FY 25 with gross, operating, and EBITDA margins are forecasted to decrease in future periods as well • CIH received a delisting notice from Nasdaq on June 1 , 2022 Transactional Considerations • Buyer consortium represents approximately 82 % of Company ownership and 95 % of voting control through an A - B share structure • Precedent 13 - D transactions provide a significant reference of CIH ADS value 1) Source: USCC.gov , September 30, 2022 bulletin 2) Source: Maples Group, Analysis and Insights, “An Offshore Perspective on the impact of new US - PRC Laws on China VC”, August 5, 2 022 3) Source: iFast Reasearch Team, BondSupermart “A List of 30 of 30 Key Chinese Developers’ Latest Development (Ongoing Update)” 11/23/22

| 13 STRICTLY PRIVATE AND CONFIDENTIAL Min 25th PCTL 33rd PCTL Median 66th PCTL 75th PCTL Max 1 Day Prior 1.3% 20.9% 25.0% 35.8% 46.3% 54.6% 98.7% 1 Week Prior 1.7% 22.0% 28.0% 39.8% 48.8% 57.0% 99.7% 1 Month Prior 1.4% 24.0% 28.8% 43.1% 55.0% 62.7% 98.7% Min 25th PCTL 33rd PCTL Median 66th PCTL 75th PCTL Max 1 Day Prior 0.2% 8.8% 12.4% 18.4% 36.1% 42.5% 90.1% 1 Week Prior 0.2% 8.7% 15.1% 22.0% 41.6% 46.1% 95.6% 1 Month Prior 0.1% 8.2% 16.7% 26.8% 39.6% 49.0% 94.4% Implied Premium Per ADS 42.9% 51.4% 42.9% 42.9% 51.4% 42.9% Implied Premium Per ADS VI. Global Maj. Shareholder Purch. Remaining Shares Premiums - Prior to Announcement V. U.S. Listed Premiums Analysis - Prior to Announcement IV. Discounted Cash Flows - Perpetuity Method (per share) 17.8% 18.8% 19.8% 20.8% 21.8% 2.00% $1.09 $1.06 $1.04 $1.02 $1.00 2.50% $1.10 $1.07 $1.05 $1.03 $1.01 3.00% $1.11 $1.08 $1.06 $1.03 $1.01 3.50% $1.13 $1.09 $1.07 $1.04 $1.02 4.00% $1.14 $1.11 $1.08 $1.05 $1.03 WACC Implied Equity Value Per Share Perpetual Growth Percentage $1.00 I. Comparable Public Company Trading Analysis Min 25th PCTL 33rd PCTL Median 66th PCTL 75th PCTL Max EV/LTM REV 0.2x 0.5x 0.8x 0.9x 1.2x 1.7x 3.9x EV/2022 REV 0.2x 0.3x 0.4x 0.6x 0.8x 0.9x 1.3x EV/2023 REV 0.2x 0.3x 0.4x 0.7x 0.9x 1.2x 3.3x EV/LTM EBITDA 0.8x 5.0x 5.9x 6.6x 7.7x 8.3x 10.0x EV/2022 EBITDA 7.4x 7.7x 7.9x 8.1x 9.0x 9.4x 10.7x EV/2023 EBITDA 7.1x 10.1x 11.4x 14.1x 24.2x 29.3x 31.5x II. Selected Precedent Transactions Min 25th PCTL 33rd PCTL Median 66th PCTL 75th PCTL Max EV/LTM REV 0.4x 1.4x 1.9x 2.6x 3.3x 4.0x 8.4x EV/LTM EBITDA 8.9x 10.6x 11.4x 14.2x 15.7x 25.7x 37.8x III. 13-D Filings Implied Equity Value Per Share 04/30/22 13-D 05/10/22 13-D $0.95 $0.95 13-D Transaction Per ADS Share Price 1.4x 3.1x $1.00 0.6x 1.4x Implied Transaction Multiple Implied Transaction Multiple 0.6x 0.8x 0.7x 2.0x Valuation Analysis Summary of Valuation

| 14 STRICTLY PRIVATE AND CONFIDENTIAL $0.96 $0.73 $0.70 $2.22 $2.34 $2.07 $1.63 $1.48 $4.08 $3.01 $1.00 $0.76 $0.72 $0.76 $0.85 $0.81 $0.87 $0.95 $1.51 $1.05 $1.06 $3.11 $2.63 $4.19 $3.08 $2.73 $5.80 $4.21 $1.14 $0.95 $0.94 $0.98 $1.02 $0.98 $1.09 $0.50 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 $3.50 $3.75 $4.00 $4.25 $4.50 $4.75 $5.00 $5.25 $5.50 $5.75 $6.00 EV/LTM REV EV/2022 REV EV/2023 REV EV/LTM EBITDA EV/2022 EBITDA EV/2023 EBITDA EV/LTM REV EV/2022 REV EV/LTM EBITDA EV/2022 EBITDA Perpetuity Method 1-Day 1-Week 1-Month 1-Day 1-Week 1-Month ADS Transaction Price Public Comps Precedents DCF Premiums Analysis Maj. Shareholder Purch. Remaining Shares Premiums Analysis U.S. Listed 13-D 1) Valuation ranges taken from 25 th and 66 th percentile multiple ranges, except for DCF min - max ranges 2) Due to timing of the Transaction, Roth assumes LTM precedent transaction multiples hold for FY22 3) Source: Capital I.Q. as of 12.20.22 Valuation Analysis Per ADS Valuation Range 1,2,3 $1.00 Per ADS Offer Price

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis

Select Public Companies[1]

Company Name	Ticker	Diluted Shares	Share Price 12/20/22	Mkt. Cap 12/20/22	TEV 12/20/22	3mo. ADTV	3mo. ADTV $	ADTV ($) as % of Mkt. Cap	EV/Revenue LTM	EV/Revenue CY 2022	EV/Revenue CY 2023	EV/EBITDA LTM	EV/EBITDA CY 2022	EV/EBITDA CY 2023	Gross Margin	EBITDA Margin	NI Margin	LTM Rev 5yr CAGR
Leju Holdings Limited	LEJU	13.7	$1.44	$19.7	($135.7)	0.01	$0.02	0.08%	NM	NA	NA	0.8x	NA	NA	90.4%	(41.9%)	(38.8%)	(2.2%)
Urbanimmersive Inc.	TSXV:UI	46.3	$0.15	$7.0	$9.2	0.05	$0.01	0.11%	1.7x	NA	NA	NM	NA	NA	55.0%	(16.4%)	(48.3%)	71.6%
P.E. Analytics Limited	PROPEQUITY	10.5	$1.72	$18.0	$10.8	0.01	$0.02	0.12%	3.3x	NA	NA	7.7x	NA	NA	53.0%	43.3%	39.6%	NM
e-Seikatsu Co.,Ltd.	3796	6.9	$3.43	$23.7	$19.1	0.02	$0.06	0.24%	1.1x	NA	NA	4.2x	NA	NA	60.1%	25.8%	5.6%	5.6%
Property Data Bank	4389	5.8	$13.64	$79.0	$66.4	0.01	$0.08	0.10%	3.9x	NA	NA	10.0x	NA	NA	57.5%	39.1%	21.4%	NM
Doma Holdings Inc.	DOMA	328.5	$0.41	$135.0	$129.1	0.63	$0.26	0.19%	0.3x	0.3x	0.3x	NM	NM	NM	34.9%	(43.0%)	(49.1%)	NM
Voxtur Analytics Corp.	VXTR	580.5	$0.18	$102.2	$138.4	0.57	$0.10	0.10%	1.2x	1.3x	1.0x	NM	NM	29.3x	34.2%	(22.6%)	(21.7%)	76.2%
Douglas Elliman Inc.	DOUG	81.2	$3.79	$307.9	$262.4	0.49	$1.87	0.61%	0.2x	0.2x	0.2x	5.9x	8.1x	10.1x	100.0%	3.5%	2.6%	NM
Fang Holdings Limited	SFUN.Y	9.0	$0.60	$5.4	$512.6	0.00	$0.00	0.00%	2.4x	NA	NA	8.9x	NA	NA	91.9%	26.8%	(3.0%)	(24.5%)
E-House Enterprise Holdings	2048	1,749.1	$0.08	$141.5	$716.0	9.69	$0.78	0.55%	0.9x	0.6x	0.7x	NM	NM	NM	100.0%	(125.3%)	(230.3%)	NM
Compass, Inc.	COMP	435.5	$2.32	$1,010.3	$1,277.9	3.57	$8.29	0.82%	0.2x	0.2x	0.2x	NM	NM	31.5x	13.0%	(6.9%)	(9.5%)	NM
Redfin Corporation	RDFN	108.7	$4.79	$520.9	$1,842.0	4.82	$23.08	4.43%	0.8x	0.8x	1.6x	NM	NM	NM	14.6%	(7.3%)	(11.7%)	48.3%
Anywhere Real Estate Inc.	HOUS	109.5	$6.76	$740.1	$4,015.1	1.47	$9.95	1.34%	0.5x	0.6x	0.6x	6.6x	7.4x	7.1x	37.2%	8.1%	2.8%	4.6%
Zillow Group, Inc.	ZG	237.7	$32.67	$7,766.5	$6,152.5	0.75	$24.44	0.31%	0.8x	1.0x	3.3x	NM	10.7x	14.1x	20.2%	(4.3%)	(3.6%)	51.2%
	Min	5.8	$0.08	$5.4	($135.7)	0.00	$0.00	0.00%	0.2x	0.2x	0.2x	0.8x	7.4x	7.1x	13.0%	(125.3%)	(230.3%)	(24.5%)
	25th PCTL	11.3	$0.46	$20.7	$30.9	0.01	$0.03	0.10%	0.5x	0.3x	0.3x	5.0x	7.7x	10.1x	34.4%	(21.0%)	(34.5%)	2.9%
	33rd PCTL	24.5	$0.88	$42.1	$87.3	0.03	$0.06	0.11%	0.8x	0.4x	0.4x	5.9x	7.9x	11.4x	35.7%	(13.3%)	(18.3%)	4.9%
	Median	95.0	$2.02	$118.6	$200.4	0.53	$0.18	0.21%	0.9x	0.6x	0.7x	6.6x	8.1x	14.1x	54.0%	(5.6%)	(6.5%)	27.0%
	Mean	265.9	$5.14	$776.9	$1,072.6	1.58	$4.92	0.64%	1.3x	0.6x	1.0x	6.3x	8.7x	18.4x	54.4%	(8.7%)	(24.6%)	28.9%
	66th PCTL	195.0	$3.67	$252.5	$648.2	0.71	$1.51	0.47%	1.2x	0.8x	0.9x	7.7x	9.0x	24.2x	59.2%	6.5%	0.7%	50.2%
	75th PCTL	305.8	$4.54	$467.7	$1,137.4	1.29	$6.68	0.59%	1.7x	0.9x	1.2x	8.3x	9.4x	29.3x	82.8%	21.4%	2.8%	56.3%
	Max	1,749.1	$32.67	$7,766.5	$6,152.5	9.69	$24.44	4.43%	3.9x	1.3x	3.3x	10.0x	10.7x	31.5x	100.0%	43.3%	39.6%	76.2%
China Index Holdings[2]	CIH	92.0	$1.00	$92.0	$42.3	0.08	$0.08	0.09%	0.6x	0.7x	0.8x	1.4x	2.0x	3.1x	82.8%	43.7%	34.6%	NM

1) Source: Capital IQ, excluding comps with EVs greater than $10Bn. Projected financials based on median analyst estimates
2) CIH shares outstanding, projected revenue and EBITDA provided by Management. Projected depreciation & amortization is derived by averaging D&A expenses of FY20 and FY21 for future periods. Diluted shares and ADS transaction price provided by management and per Proposal Letter, respectively. CIH's share price was $0.78 USD as of 12/20/22 market close

Enterprise Value = Market Cap + Debt + Preferred – Cash
All EV/EBITDA multiples less than 0 or greater than 50 are considered "NM"
All EV/Rev multiples less than 0 or greater than 50 are considered "NM"

ROTH Capital Partners | 15

| 16 STRICTLY PRIVATE AND CONFIDENTIAL Company Business Description Leju Holdings Limited Provides online to offline (O2O) real estate services in the People's Republic of China Urbanimmersive Inc. Develops and commercializes real estate photography technologies and services in Canada P.E. Analytics Limited P.E. Analytics Limited owns and operates PropEquity, an online subscription based real estate data and analytics platform e-Seikatsu Co.,Ltd. Operates as a real estate technology company in Japan Property Data Bank Property Data Bank, Inc. provides Internet-based application solutions Doma Holdings Inc. Originates, underwrites, and provides title, escrow, and settlement services to homeowners, lenders, title agents, and real estate professionals Voxtur Analytics Corp. Operates as a real estate technology company Douglas Elliman Inc. Engages in the real estate services and property technology investment business in the United States Fang Holdings Limited Fang Holdings Limited operates a real estate Internet portal in the People’s Republic of China E-House Enterprise Holdings Offers real estate agency, real estate data and consulting, and real estate brokerage network services Compass, Inc. Compass, Inc. provides real estate brokerage services in the United States Redfin Corporation Operates as a residential real estate brokerage company in the United States and Canada Anywhere Real Estate Inc. Provides residential real estate services in the United States and internationally Zillow Group, Inc. A digital real estate company, operates real estate brands on mobile applications and websites in the United States China Index Holdings Together with its subsidiaries, operates a real estate information and analytics service platform in China Source: Capital I.Q. Valuation Analysis Select Public Companies Business Descriptions

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis
Select Precedent Transactions

Closed Date	Target	Buyer	Transaction Value ($M)	EV/LTM REV	EV/LTM EBITDA	Target Description	Target Country
04/27/22	Shanghai Tianji Network	Shanghai Ziyong IT	$46.3	8.4x	-	Operates online platforms and database for real estate industry	China
12/06/21	Virtual Access Tours	Urbanimmersive	$1.2	2.1x	-	Virtual Access Tours LP operates as a real estate marketing firm	United States
06/04/21	CoreLogic, Inc.	Insight Venture	$8,021.4	4.8x	15.7x	Provides property information, insight, analytics, and data-enabled solutions in North America, Western Europe, and the Asia Pacific	United States
02/24/21	YAPO.cl	Frontier Digital Ventures	$19.4	2.6x	14.2x	YAPO.cl SpA operates an online classifieds website for cars and real estate	Chile
09/17/20	58.com Inc.	General Atlantic	$9,681.0	3.8x	9.8x	Operates various multi-category online classifieds platforms and vertical listing platforms that enable local businesses and consumers to connect, share information, and conduct business in the People's Republic of China	China
04/28/20	MZN Property	Ringier Axel Springer Media	$21.5	2.5x	35.7x	Operates as a publisher of specialized real estate services in Poland and internationally	Poland
10/31/19	Invest Online, Inc.	Aeria Investment	$5.6	0.6x	-	Invest Online, Inc. operates an online portal that provides information for real estate investments to investors.	Japan
12/12/18	Meyers Research	Kennedy-Wilson	$48.0	3.0x	-	Provides data and analytics for residential real estate development and new home construction	United States
12/07/18	Fairfax Media Limited	Nine Entertainment	$1,934.1	1.5x	11.4x	Fairfax Media Limited operates as a multi-platform media company in Australia and New Zealand.	Australia
10/24/18	Excite Japan Co.	XTech Corporation	$47.9	0.4x	-	Operates an online portal that offers online searching service, e-mail, blog, weather information, subway navigation, and news	Japan
10/12/18	Reis	Moody's Corp.	$278.0	5.5x	37.8x	Provides commercial real estate market information and analytical tools to real estate professionals in the United States	United States
02/20/18	Digitree Group	Polinvest 7	$10.5	1.1x	8.9x	Provides advertising services in Poland and internationally	Poland

	Transaction Value ($M)	EV/LTM REV	EV/LTM EBITDA
Min	$1.2	0.4x	8.9x
25th PCTL	$17.2	1.4x	10.6x
33rd PCTL	$20.8	1.9x	11.4x
Median	$47.1	2.6x	14.2x
Mean	$1,676.2	3.0x	19.1x
66th PCTL	$124.7	3.3x	15.7x
75th PCTL	$692.0	4.0x	25.7x
Max	$9,681.0	8.4x	37.8x

Target	Transaction Value ($M)	EV/LTM REV	EV/LTM EBITDA	Target Description	Target Country
China Index Holdings[1]	$16.4	0.6x	1.4x	Together with its subsidiaries, operates a real estate information and analytics service platform in China	China

Source: Capital IQ
Projected financials based on median analyst estimates. All precedent transactions included are control transactions
Acquisitions of majority stake internationally from 12/20/17 to present, relating real estate advertising, analytics, insight and online marketplaces
1) China Index Holdings metrics are derived from the $1.00 per ADS offer price and information provided by Management

ROTH Capital Partners

| 17

| 18 STRICTLY PRIVATE AND CONFIDENTIAL 17.8% 18.8% 19.8% 20.8% 21.8% 2.00% $1.09 $1.06 $1.04 $1.02 $1.00 2.50% $1.10 $1.07 $1.05 $1.03 $1.01 3.00% $1.11 $1.08 $1.06 $1.03 $1.01 3.50% $1.13 $1.09 $1.07 $1.04 $1.02 4.00% $1.14 $1.11 $1.08 $1.05 $1.03 WACC Implied Equity Value Per Share Perpetual Growth Percentage $1.00 WACC: 19.8% Perpetual Growth 3.0% Terminal Value $44.8 PV of Terminal Value $26.1 Sum of PV of Cash Flows $21.4 Implied EV $47.5 (-) Debt ($4.9) (+) Cash $54.6 Implied Equity Value $97.2 ADS Outstanding 92.0 Implied EqV per ADS $1.06 Perpetuity Method DCF 1) Assumes a valuation date of 01/01/23 2) NOPAT = EBIT x (1-Tax Rate), where Tax Rate = 23.9%; per Management-provided financials, LTM average 3) Roth assumes the average of FY20 and FY21 depreciation expense as constant for future periods, and CapEx equal to depreciation 4) Roth assumes a year-over-year net working capital change equal to 5% of the change in revenue FY FY FY 2023E 2024E 2025E Revenue $50.7 $44.3 $38.8 EBITDA $13.9 $11.4 $9.4 EBIT $13.7 $11.3 $9.3 NOPAT 2 $10.4 $8.6 $7.0 D&A 3 $0.2 $0.2 $0.2 Capex ($0.2) ($0.2) ($0.2) (Increase)/Decrease in NWC 4 $0.6 $0.3 $0.3 Unlevered Free Cash Flow $11.0 $8.9 $7.3 PV of Free Cash Flow $10.0 $6.8 $4.7 End of Year Discount Period: 1.0 2.0 3.0 Mid-Year Discount Period: 0.5 1.5 2.5 Cash Flow Projections Valuation Analysis Discounted Cash Flow Analysis 1 Source: Information provided by Management and Form 20 - F Filings; 0.143634 RMB to USD Fx spot rate as of 12/20/22

| 19 STRICTLY PRIVATE AND CONFIDENTIAL WACC Calculation Step 1 - Calculate Average Portfolio Beta (a) Calculated Average Portfolio Equity Beta 0.73 Step 2 - Unlever Portfolio Beta (b) Average Debt-to-Equity Ratio 83.8% Average Tax Rate 25.9% Unlevered Average Portfolio Equity Beta 0.73 Step 3 - Arrive at CIH Equity Beta Unlevered Average Portfolio Equity Beta 0.73 CIH Debt-to-Equity Ratio (c) 5.3% CIH Tax Rate (d) 23.9% CIH Implied Equity Beta 0.69 Step 4 Risk Free Rate (e) 4.2% Equity Risk Premium (f) 7.5% Levered Equity Beta 0.69 Cost of Equity Capital (g) 9.4% Size Premium (h) 11.2% CIH Adjusted Cost of Equity Capital 20.5% Step 5 Debt-to-Capital Ratio 5.1% Equity-to-Capital Ratio 94.9% Pre-tax Cost of Debt (i) 8.5% After-tax Cost of Debt 6.5% Cost of Equity Capital 20.5% Weighted Average Cost of Capital (j) 19.8% Valuation Analysis Discounted Cash Flow – WACC Calculation a) Beta was found using Capital IQ. Only comparable companies that had a minimum of 60 months of trading history were used. Capital IQ calculates beta on a monthly basis. Roth uses mid - year conventions to discount cash flows as Roth assumes that cash flows come in continuously throughout the year. Assumes a valuation date of 01/01/23 b) B(u) = B(l) / (1+(1 - Tax Rate) x Debt - to - Equity) c) Assumes debt of $ 4.9m .. Further assumes this amount of leverage persists as the Company's target leverage ratio d) Effective tax of 23.9% per Management - provided financials, LTM average e) Source: Spot 2 - year Treasury yield at 12/19/22 f) Source: 2022 Kroll Cost of Capital Module; Historical long term (1926 - 2021) g) CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium) h) Source: 2022 Kroll Cost of Capital Module; 10z Decile i) BofA High Yield Index at 12/19/22 j) Weighted Average Cost of Capital = (Debt - to - Capital x Cost of Debt x (1 - Tax Rate)) + (Equity - to - Capital x Cost of Equity Capital)

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis

Discounted Cash Flow – Beta Derivation[1,2,3,4]

Name	Ticker	Levered Beta	Debt	Equity Value	Tax Rate	Unlevered Beta
Leju Holdings Limited	LEJU	1.05	$22.8	$19.7	NM	NM
P.E. Analytics Limited	PROPEQUITY	NM	$0.0	$18.0	22.6	NM
Urbanimmersive Inc.	TSXV:UI	0.98	$3.0	$7.0	NM	NM
e-Seikatsu Co.,Ltd.	3796	0.50	$0.0	$23.7	35.0	0.5
Property Data Bank	4389	1.23	$0.0	$79.0	29.4	1.2
Doma Holdings Inc.	DOMA	NM	$180.5	$135.0	NM	NM
Voxtur Analytics Corp.	VXTR	0.68	$45.2	$102.2	NM	NM
Douglas Elliman Inc.	DOUG	NM	$149.5	$307.9	21.1	NM
Fang Holdings Limited	SFUN.Y	NM	NM	NM	NM	NM
E-House Enterprise Holdings	2048	(0.08)	$909.2	$141.5	NM	NM
Compass, Inc.	COMP	NM	$622.5	$1,010.3	NM	NM
Redfin Corporation	RDFN	1.84	$1,757.0	$520.9	NM	NM
Anywhere Real Estate Inc.	HOUS	2.18	$3,548.0	$740.1	21.6	0.5
Zillow Group, Inc.	ZG	1.53	$1,875.0	$7,766.5	NM	NM
Average		1.10	$701.0	$836.3	25.9	0.73

Levered Beta & WACC Calculation ($ in millions)

		Unlevered Beta	Debt	Equity Value	Tax Rate	Levered Beta
China Index Holdings Limited	CIH	0.73	$4.9	$92.0	23.9%	0.69

1) Beta was found using Capital IQ; 12/20/22. Only comparable companies that had a minimum of 60 months of trading history were used. Capital IQ calculates beta on a monthly basis
2) LTM Effective tax rate; NM if tax rate is less than 0
3) Unlevered betas equal to 0.00 and Fang Holdings Limited are NM
4) CIH Equity Value is derived using the $1.00 proposed per ADS offer price and shares outstanding provided by Management

ROTH Capital Partners | 20

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis

Premiums Analysis – U.S. listed Take-Privates

Announced Date	Issuer / Target	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
10/24/22	Applied Genetic Technologies	$93.5	100.0%	41.6%	39.9%	16.4%	$16.2
10/18/22	Akouos, Inc.	$624.5	100.0%	NM	NM	NM	$258.7
10/03/22	LogicBio Therapeutics, Inc.	$78.2	100.0%	NM	NM	NM	$9.0
09/20/22	Renovacor, Inc.	$49.6	100.0%	29.6%	40.7%	44.9%	$31.9
09/06/22	ChannelAdvisor Corporation	$732.7	100.0%	57.1%	55.2%	53.7%	$422.3
09/02/22	WellteQ Digital Health Inc.	$3.0	100.0%	82.9%	82.9%	82.9%	$1.6
08/09/22	BBQ Holdings, Inc.	$325.7	100.0%	47.1%	43.8%	55.6%	$126.2
08/09/22	CarLotz, Inc.	$169.7	100.0%	73.3%	NM	NM	$71.1
08/08/22	CyberOptics Corporation	$402.7	100.0%	31.4%	34.7%	59.5%	$304.3
07/31/22	Romeo Power, Inc.	$175.8	100.0%	34.1%	41.8%	62.7%	$83.2
07/25/22	Zymergen Inc.	$486.9	100.0%	34.0%	32.7%	78.7%	$206.3
07/12/22	Sharps Compliance Corp.	$191.9	100.0%	NM	NM	NM	$55.4
07/11/22	La Jolla Pharmaceutical Company	$325.8	100.0%	83.8%	99.7%	80.1%	$86.6
07/05/22	Tyme Technologies, Inc.	$66.5	100.0%	45.2%	48.8%	58.3%	$46.5
06/27/22	Epizyme, Inc.	$707.1	100.0%	NM	NM	NM	$157.3
06/24/22	USA Truck, Inc.	$473.3	100.0%	NM	NM	NM	$123.3
06/23/22	Radius Health, Inc.	$893.1	100.0%	23.5%	29.6%	85.5%	$424.1
06/22/22	Ocean Bio-Chem, Inc.	$132.8	100.0%	NM	NM	87.8%	$56.3
06/21/22	U.S. Well Services, Inc.	$312.2	100.0%	75.1%	72.5%	NM	$52.5
06/14/22	Peoples-Sidney Financial Corporation	$27.3	100.0%	NM	NM	NM	$12.2
06/01/22	UB Bancorp	$117.0	100.0%	10.2%	12.8%	11.1%	$106.2
05/31/22	CatchMark Timber Trust, Inc.	$937.4	100.0%	55.2%	59.7%	56.9%	$408.8
05/26/22	Liberty Bancshares, Inc.	$62.8	100.0%	1.7%	1.7%	2.4%	$61.2
05/26/22	Oklo Resources Limited	$62.0	100.0%	NM	NM	93.0%	$27.1
05/23/22	CynergisTek, Inc.	$17.4	100.0%	NM	73.5%	32.3%	$7.7
05/11/22	Trecora Resources	$286.2	100.0%	29.9%	7.7%	18.9%	$178.6
05/09/22	Points.com Inc.	$398.0	100.0%	45.9%	50.0%	54.8%	$252.1
05/09/22	ServiceSource International, Inc.	$201.7	100.0%	47.1%	37.6%	23.0%	$101.8
05/02/22	Nomad Royalty Company Ltd.	$635.9	100.0%	20.6%	22.2%	23.6%	$457.2
04/29/22	GTY Technology Holdings Inc.	$428.5	100.0%	NM	NM	86.4%	$168.1
04/19/22	Checkmate Pharmaceuticals, Inc.	$274.8	100.0%	NM	NM	NM	$52.1
04/06/22	Tufin Software Technologies Ltd.	$571.1	100.0%	44.0%	43.7%	45.9%	$342.4
04/01/22	Manning & Napier, Inc.	$287.4	100.0%	41.1%	44.4%	59.8%	$174.2
03/28/22	Randolph Bancorp, Inc.	$148.3	100.0%	29.4%	34.1%	24.6%	$100.6
03/21/22	Huttig Building Products, Inc.	$403.3	100.0%	14.1%	17.8%	11.8%	$256.4
03/16/22	Marrone Bio Innovations, Inc.	$283.7	100.0%	68.2%	82.6%	NM	$136.5
03/16/22	Summer Infant, Inc.	$80.9	100.0%	41.2%	48.7%	42.9%	$18.4
03/14/22	Volt Information Sciences, Inc.	$231.8	100.0%	98.7%	98.7%	93.6%	$66.7
03/08/22	The Torrington Water Company	$92.9	100.0%	NM	NM	NM	$39.3
03/02/22	Prudential Bancorp, Inc.	$138.1	100.0%	21.1%	18.8%	23.8%	$112.4
02/28/22	IntriCon Corporation	$246.3	100.0%	39.2%	48.8%	71.1%	$159.3
02/14/22	BioDelivery Sciences International	$654.3	100.0%	53.9%	51.4%	83.0%	$359.6
02/14/22	Resonant Inc.	$312.4	95.9%	NM	NM	NM	$81.5
02/03/22	SOC Telemed, Inc.	$398.7	100.0%	NM	NM	NM	$64.9
01/26/22	The National Security Group, Inc.	$41.4	100.0%	77.2%	81.7%	67.7%	$23.4
01/24/22	Exterran Corporation	$814.8	100.0%	NM	79.8%	NM	$99.9
01/19/22	Denmark Bancshares, Inc.	$116.3	100.0%	56.9%	56.9%	47.0%	$73.9
01/05/22	Castlight Health, Inc.	$380.1	100.0%	25.0%	36.7%	42.4%	$265.9
12/20/21	Bluerock Residential Growth	$3,294.8	100.0%	57.1%	74.0%	63.1%	$406.8
12/09/21	MPB BHC, INC.	$85.4	100.0%	20.3%	20.3%	22.6%	$67.4
12/06/21	Del Taco Restaurants, Inc.	$842.3	100.0%	66.1%	61.6%	43.8%	$274.0
11/15/21	Casper Sleep Inc.	$375.4	100.0%	94.4%	74.2%	64.3%	$147.1

Min	$2.99	93.4%	1.3%	1.7%	1.4%	$1.6
25th PCTL	$116.65	100.0%	20.9%	22.0%	24.0%	$58.1
33rd PCTL	$155.63	100.0%	25.0%	28.0%	28.8%	$80.8
Mean	$369.85	99.9%	38.8%	40.8%	44.7%	$173.3
Median	$279.25	100.0%	35.8%	39.8%	43.1%	$129.2
66th PCTL	$400.06	100.0%	46.3%	48.8%	55.0%	$217.7
75th PCTL	$497.24	100.0%	54.6%	57.0%	62.7%	$264.3
Max	$3,294.81	100.0%	98.7%	99.7%	98.7%	$485.0

China Index Holdings[1]	$16.4	17.8%	42.9%	51.4%	42.9%	$65.5

ROTH Capital Partners

1) China Index Holdings metrics are derived from the $1.00 per ADS offer price and information provided by Management

Source: Capital IQ.
Target/Issuers listed on U.S. exchanges; premiums greater than 100% are "NM"
Market Capitalization of $500m or less, percent sought greater than 90%, Merger/Acquisition. Closed transactions from 12/20/19 to present

| 21

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis
Premiums Analysis – U.S. listed Take-Privates (Cont'd)

Announced Date	Issuer / Target	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
11/09/21	Guaranty Federal Bancshares, Inc.	$149.2	100.0%	41.6%	41.5%	41.7%	$105.3
11/08/21	Metromile, Inc.	$516.7	100.0%	18.8%	12.3%	14.7%	$390.3
11/08/21	Dover Motorsports, Inc.	$131.7	100.0%	57.6%	60.4%	46.2%	$83.4
11/05/21	Spirit of Texas Bancshares, Inc.	$565.9	100.0%	24.5%	28.3%	29.2%	$432.1
11/04/21	Level One Bancorp, Inc.	$353.5	100.0%	15.7%	40.7%	39.1%	$273.0
11/01/21	Iowa First Bancshares Corp.	$47.0	100.0%	20.4%	21.3%	23.8%	$39.1
10/11/21	Flexion Therapeutics, Inc.	$958.1	100.0%	47.1%	39.3%	40.5%	$290.7
10/11/21	Adamas Pharmaceuticals, Inc.	$503.2	100.0%	75.7%	74.6%	78.0%	$210.2
10/08/21	Blueknight Energy Partners, L.P.	$297.5	93.4%	54.0%	52.0%	44.4%	$125.4
10/04/21	Elmira Savings Bank	$82.9	100.0%	71.1%	71.2%	69.1%	$47.9
09/13/21	Itamar Medical Ltd.	$517.9	100.0%	53.4%	49.0%	74.3%	$331.0
08/30/21	DSP Group, Inc.	$444.8	100.0%	17.9%	25.4%	37.1%	$456.4
08/26/21	Navios Maritime Acquisition	$1,113.5	100.0%	53.8%	75.7%	37.4%	$38.4
08/12/21	IEC Electronics Corp.	$242.5	100.0%	47.5%	45.9%	44.1%	$110.6
08/11/21	The ExOne Company	$611.7	100.0%	47.4%	61.7%	41.6%	$400.5
08/09/21	Select Interior Concepts, Inc.	$413.4	100.0%	31.7%	27.4%	36.7%	$281.2
07/29/21	Misonix, Inc.	$542.7	100.0%	19.1%	26.3%	27.6%	$417.6
07/29/21	Royal Financial, Inc.	$53.4	100.0%	5.0%	5.6%	6.3%	$49.5
07/27/21	Suncrest Bank	$204.4	100.0%	9.7%	12.4%	9.7%	$180.7
07/23/21	Atlantic Capital Bancshares, Inc.	$537.8	100.0%	11.2%	9.1%	1.4%	$483.5
07/23/21	The New Home Company Inc.	$454.6	100.0%	85.2%	85.6%	50.0%	$87.7
07/15/21	GP Strategies Corporation	$421.9	100.0%	32.3%	42.0%	29.7%	$275.0
07/14/21	Reliant Bancorp, Inc.	$518.5	100.0%	11.0%	14.0%	7.5%	$458.7
07/13/21	Howard Bancorp, Inc.	$422.4	100.0%	40.6%	42.6%	29.8%	$293.4
07/12/21	1st Constitution Bancorp	$244.4	100.0%	14.1%	10.2%	13.3%	$211.6
07/12/21	Lonestar Resources US Inc.	$365.2	100.0%	17.4%	12.9%	23.6%	$101.0
07/02/21	J. Alexander's Holdings, Inc.	$313.5	100.0%	14.2%	25.0%	16.1%	$185.0
06/30/21	Riverview Financial Corporation	$127.1	100.0%	11.6%	2.5%	23.7%	$111.3
06/23/21	Bank of Commerce Holdings	$268.8	100.0%	13.7%	7.4%	9.6%	$233.9
06/23/21	Cortland Bancorp	$124.0	100.0%	12.1%	12.7%	26.1%	$110.8
06/22/21	SharpSpring, Inc.	$247.8	100.0%	21.2%	23.7%	13.3%	$181.2
06/22/21	County Bancorp, Inc.	$219.0	100.0%	49.6%	42.5%	43.3%	$145.1
06/16/21	Kindred Biosciences, Inc.	$397.8	100.0%	45.9%	41.2%	94.3%	$287.0
06/11/21	Iconix Brand Group, Inc.	$656.4	100.0%	28.6%	20.7%	95.7%	$35.5
06/03/21	TGR Financial, Inc.	$295.1	100.0%	8.9%	10.9%	10.9%	$247.4
06/03/21	Community Bankers Trust Corporation	$304.7	100.0%	41.9%	47.7%	47.4%	$204.4
06/01/21	Select Bancorp, Inc.	$314.3	100.0%	28.6%	35.1%	53.6%	$242.6
05/27/21	Aquesta Financial Holdings, Inc.	$105.4	100.0%	66.5%	68.4%	75.2%	$55.9
05/24/21	Strongbridge Biopharma plc	$201.8	100.0%	54.4%	63.2%	43.1%	$162.9
05/24/21	MMA Capital Holdings, Inc.	$159.5	100.0%	62.4%	61.7%	67.1%	$98.2
05/10/21	Soliton, Inc.	$580.4	100.0%	25.6%	30.7%	23.8%	$384.5
05/04/21	Perpetual Federal Savings Bank	$103.7	100.0%	38.7%	39.9%	44.2%	$74.7
04/26/21	First Choice Bancorp	$397.1	100.0%	35.0%	36.7%	35.1%	$292.6
04/26/21	Tremont Mortgage Trust	$54.6	100.0%	5.5%	3.5%	15.4%	$51.2
04/22/21	SouthCrest Financial Group, Inc.	$83.2	100.0%	8.3%	8.3%	14.0%	$58.5
04/19/21	Marlin Business Services Corp.	$299.1	100.0%	65.0%	72.0%	56.3%	$168.6
04/19/21	American River Bankshares	$135.6	100.0%	37.4%	42.0%	40.4%	$96.5
04/15/21	General Finance Corporation	$609.9	100.0%	55.5%	63.8%	59.0%	$369.4
04/12/21	Mackinac Financial Corporation	$248.3	99.7%	69.4%	66.4%	58.5%	$144.5
04/08/21	New England Service Company, Inc.	$50.4	100.0%	95.0%	95.0%	95.0%	$20.7
04/07/21	Century Bancorp, Inc.	$641.9	100.0%	20.8%	23.6%	20.7%	$349.0
04/05/21	Leaf Group Ltd.	$304.1	100.0%	20.9%	42.1%	62.5%	$251.7

	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
Min	$2.99	93.4%	1.3%	1.7%	1.4%	$1.6
25th PCTL	$116.65	100.0%	20.9%	22.0%	24.0%	$58.1
33rd PCTL	$155.63	100.0%	25.0%	28.0%	28.8%	$80.8
Mean	$369.85	99.9%	38.8%	40.8%	44.7%	$173.3
Median	$279.25	100.0%	35.8%	39.8%	43.1%	$129.2
66th PCTL	$400.06	100.0%	46.3%	48.8%	55.0%	$217.7
75th PCTL	$497.24	100.0%	54.6%	57.0%	62.7%	$264.3
Max	$3,294.81	100.0%	98.7%	99.7%	98.7%	$485.0
China Index Holdings[1]	$16.4	17.8%	42.9%	51.4%	42.9%	$65.5

ROTH Capital Partners

1) China Index Holdings metrics are derived from the $1.00 per ADS offer price and information provided by Management

Source: Capital IQ.

Target/Issuers listed on U.S. exchanges; premiums greater than 100% are "NM"

Market Capitalization of $500m or less, percent sought greater than 90%, Merger/Acquisition. Closed transactions from 12/20/19 to present

| 22

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis

Premiums Analysis – U.S. listed Take-Privates (Cont'd)

Announced Date	Issuer / Target	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
03/31/21	Diamond S Shipping Inc.	$1,025.7	100.0%	5.9%	9.6%	24.6%	$386.9
03/29/21	Fly Leasing Limited	$2,505.0	100.0%	28.7%	28.0%	43.4%	$403.9
03/29/21	Premier Financial Bancorp, Inc.	$292.9	100.0%	9.5%	20.0%	26.4%	$263.8
03/25/21	Houston Wire & Cable Company	$138.1	100.0%	39.5%	44.0%	28.0%	$62.9
03/22/21	Pacific Mercantile Bancorp	$246.4	100.0%	24.5%	26.6%	44.6%	$195.3
03/03/21	Severn Bancorp, Inc.	$146.3	100.0%	39.5%	35.6%	46.9%	$103.8
02/26/21	Landmark Bancorp, Inc.	$44.6	100.0%	36.6%	36.6%	67.6%	$31.8
02/18/21	The Bank of Fincastle	$31.5	100.0%	23.5%	23.5%	31.4%	$25.5
02/16/21	Protective Insurance Corporation	$337.6	100.0%	55.2%	55.5%	63.3%	$217.4
02/11/21	Synacor, Inc.	$97.1	100.0%	12.8%	15.8%	49.7%	$77.3
01/27/21	Kentucky Bancshares, Inc.	$233.0	100.0%	NM	NM	NM	$112.6
01/14/21	Atlantic Power Corporation	$994.5	100.0%	42.9%	41.4%	50.8%	$189.1
01/13/21	Golar LNG Partners LP	$1,732.1	100.0%	27.2%	39.8%	32.0%	$197.4
01/07/21	Oxford Immunotec Global Limited	$571.6	100.0%	27.2%	26.0%	38.3%	$448.9
01/04/21	SMTC Corporation	$273.0	100.0%	21.9%	30.0%	27.5%	$140.0
12/31/20	Red Lion Hotels Corporation	$104.8	100.0%	29.6%	29.2%	48.3%	$68.8
12/24/20	PRGX Global, Inc.	$235.0	100.0%	4.8%	8.7%	13.4%	$173.4
12/21/20	RigNet, Inc.	$235.7	100.0%	1.3%	15.9%	14.5%	$115.0
12/15/20	Prevail Therapeutics Inc.	$1,068.8	100.0%	80.0%	NM	NM	$428.1
12/11/20	ZAGG Inc	$242.5	100.0%	5.0%	2.9%	26.5%	$119.4
12/10/20	Neos Therapeutics, Inc.	$69.0	100.0%	34.4%	19.9%	41.5%	$27.5
12/07/20	Anworth Mortgage Asset Corporation	$303.4	100.0%	25.2%	36.8%	73.0%	$233.2
10/26/20	Mid-Con Energy Partners, LP	$113.1	100.0%	43.9%	39.2%	14.7%	$29.8
10/19/20	BioSpecifics Technologies Corp.	$571.6	100.0%	45.0%	42.7%	55.8%	$448.2
10/07/20	Longevity Acquisition Corporation	$116.8	100.0%	57.4%	57.4%	58.2%	$28.3
10/02/20	American Renal Associates	$1,391.7	100.0%	66.2%	84.0%	72.2%	$239.5
10/02/20	Telenav, Inc.	$232.3	94.8%	30.8%	32.2%	3.5%	$172.8
10/01/20	AMAG Pharmaceuticals, Inc.	$799.9	100.0%	46.3%	52.1%	34.2%	$324.1
10/01/20	Fauquier Bankshares, Inc.	$62.5	100.0%	8.1%	8.1%	4.4%	$57.1
09/28/20	Perceptron, Inc.	$77.4	100.0%	71.2%	72.0%	64.3%	$39.8
09/25/20	Standard AVB Financial Corp.	$153.4	100.0%	75.9%	67.7%	74.7%	$84.7
08/20/20	Seacoast Commerce Banc Holdings	$156.8	100.0%	31.1%	28.0%	26.3%	$116.2
08/17/20	Yintech Investment Holdings Limited	$537.5	100.0%	9.9%	12.5%	16.8%	$485.0
08/13/20	Bay Banks of Virginia, Inc.	$97.3	100.0%	21.4%	21.4%	20.6%	$79.3
08/03/20	Nexpoint Storage Partners, Inc.	$405.1	100.0%	23.5%	28.4%	23.1%	$322.5
07/28/20	On Deck Capital, Inc.	$89.6	100.0%	90.4%	73.8%	83.2%	$42.4
07/20/20	Majesco	$732.9	100.0%	NM	NM	NM	$330.8
07/16/20	InnerWorkings, Inc.	$331.4	100.0%	NM	NM	86.3%	$69.3
07/13/20	Benefytt Technologies, Inc.	$433.8	100.0%	38.6%	56.8%	70.1%	$295.9
06/10/20	Finjan Holdings, Inc.	$46.0	100.0%	16.5%	21.1%	31.4%	$36.8
05/06/20	Tetraphase Pharmaceuticals, Inc.	$54.7	100.0%	33.3%	56.3%	86.9%	$10.9
05/04/20	Stemline Therapeutics, Inc.	$678.2	100.0%	NM	NM	NM	$235.0
03/16/20	Correvio Pharma Corp.	$70.1	100.0%	39.7%	12.8%	43.1%	$16.7
03/06/20	Carroll Bancorp, Inc.	$25.1	100.0%	45.7%	43.4%	42.6%	$16.8
02/27/20	GAIN Capital Holdings, Inc.	$238.5	100.0%	70.0%	66.7%	54.2%	$132.1
02/20/20	Adesto Technologies Corporation	$495.2	100.0%	57.1%	64.5%	48.0%	$241.8
01/20/20	CSS Industries, Inc.	$178.2	100.0%	NM	NM	98.7%	$41.7
01/17/20	Central Federal Bancshares, Inc.	$25.3	100.0%	21.7%	24.7%	24.6%	$17.4
01/16/20	BioNTech US Inc.	$52.0	100.0%	77.0%	86.0%	97.9%	$34.9
01/06/20	The Habit Restaurants, Inc.	$556.3	100.0%	33.2%	33.7%	27.0%	$218.3
12/23/19	VSB Bancorp, Inc.	$69.0	100.0%	62.0%	62.0%	73.0%	$40.1
12/20/19	Care.com, Inc.	$525.2	100.0%	13.2%	20.3%	23.5%	$439.0

	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
Min	$2.99	93.4%	1.3%	1.7%	1.4%	$1.6
25th PCTL	$116.65	100.0%	20.9%	22.0%	24.0%	$58.1
33rd PCTL	$155.63	100.0%	25.0%	28.0%	28.8%	$80.8
Mean	$369.85	99.9%	38.8%	40.8%	44.7%	$173.3
Median	$279.25	100.0%	35.8%	39.8%	43.1%	$129.2
66th PCTL	$400.06	100.0%	46.3%	48.8%	55.0%	$217.7
75th PCTL	$497.24	100.0%	54.6%	57.0%	62.7%	$264.3
Max	$3,294.81	100.0%	98.7%	99.7%	98.7%	$485.0
China Index Holdings[1]	$16.4	17.8%	42.9%	51.4%	42.9%	$65.5

1) China Index Holdings metrics are derived from the $1.00 per ADS offer price and information provided by Management

Source: Capital IQ.
Target/Issuers listed on U.S. exchanges; premiums greater than 100% are "NM"
Market Capitalization of $500m or less, percent sought greater than 90%, Merger/Acquisition. Closed transactions from 12/20/19 to present

ROTH Capital Partners

| 23

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis

Premiums Analysis – Global Majority Shareholder Purchasing Remaining Shares

Announced Date	Issuer / Target	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
08/20/22	SP Corporation Limited	$7.9	19.8%	NM	NM	NM	$14.9
08/14/22	Adika Style Ltd.	$3.7	30.9%	8.3%	6.4%	34.1%	$11.1
06/02/22	Spice Private Equity	$21.2	34.3%	7.6%	2.9%	3.5%	$75.9
05/31/22	Giorgio Fedon & Figli Spa	$2.8	8.1%	2.0%	2.0%	2.0%	$33.7
05/25/22	StoneMor Inc.	$121.3	25.4%	54.2%	49.6%	36.2%	$269.0
05/21/22	T T J Holdings Limited	$9.1	15.6%	36.1%	36.1%	35.3%	$42.8
05/18/22	Vestin Realty Mortgage I, Inc	$1.2	34.4%	90.1%	90.1%	72.8%	$1.8
05/16/22	Rattler Midstream	$579.2	26.1%	17.3%	15.9%	4.0%	$490.2
02/25/22	OT-Optima Telekom	$25.0	45.1%	3.9%	1.1%	3.9%	$53.3
02/10/22	Banca Investis	$16.4	50.0%	33.2%	42.4%	39.2%	$98.3
02/10/22	Hinokiya Group Co.	$146.3	12.5%	18.4%	22.0%	22.4%	$230.5
01/18/22	Chic Holdings Inc.	$34.6	48.2%	44.6%	44.0%	42.3%	$49.0
01/12/22	Swissmed Centrum Zdrowia	$3.8	24.8%	3.2%	2.2%	5.7%	$14.9
01/11/22	Sprague Resources	$133.8	25.5%	34.0%	42.1%	43.1%	$391.6
12/24/21	MESCO, Inc.	$53.9	36.6%	44.4%	46.3%	40.9%	$102.1
12/23/21	Isolite Insulating Products Co., Ltd.	$109.8	44.8%	37.3%	35.6%	14.8%	$178.7
11/26/21	Euro Cosmetic Spa	$11.6	24.9%	0.2%	0.2%	0.5%	$41.2
11/11/21	PFC Device Inc.	$6.5	29.9%	29.6%	75.0%	94.4%	$16.8
11/08/21	Nissei Corporation	$146.4	39.8%	37.0%	31.9%	40.4%	$254.8
10/27/21	Fujitomi Co.,Ltd.	$5.7	46.3%	8.2%	7.8%	8.2%	$14.0
10/12/21	Artefact SA	$147.7	48.0%	0.4%	0.3%	3.7%	$305.7
09/17/21	Spacva d.d.	$0.6	1.3%	18.1%	18.1%	20.4%	$35.5
09/13/21	Scientex Packaging	$20.2	9.5%	13.0%	18.9%	22.2%	$188.3
09/02/21	Voluntis S.A.	$35.4	35.4%	3.1%	3.0%	3.5%	$90.4
08/10/21	China Zenix Auto International Limited	$17.0	30.5%	NM	NM	NM	$11.4
08/06/21	Kobelco Eco-Solutions Co., Ltd.	$218.7	40.9%	35.3%	31.6%	32.7%	$395.1
08/05/21	Zunicom, Inc.	-	43.0%	66.7%	66.7%	66.7%	$0.1
06/17/21	Xynomic Pharmaceuticals Holdings, Inc.	$4.2	2.0%	NM	NM	NM	$102.7
05/25/21	Devine Limited	$12.1	40.9%	NM	84.6%	92.0%	$14.8
05/14/21	Biofermin Pharmaceutical Co., Ltd.	$135.0	37.2%	9.2%	8.8%	16.2%	$326.5
05/13/21	Meisei Electric Co., Ltd.	$54.7	49.0%	25.8%	26.3%	27.3%	$88.7
05/11/21	SDS Biotech K.K.	$31.5	30.3%	15.1%	19.7%	29.7%	$90.3
05/10/21	Misawa Homes Chugoku Co., Ltd.	$10.7	31.6%	20.3%	24.0%	25.5%	$28.1
04/30/21	Top Global Limited	$12.5	13.2%	1.3%	2.6%	5.4%	$93.0
04/26/21	AMM S.p.A.	$4.2	18.6%	18.2%	20.0%	56.9%	$19.1
04/20/21	Inner Mongolia Energy Engineering Co., Ltd.	$190.5	28.9%	51.3%	51.3%	51.3%	$436.5
04/07/21	International Baler Corporation	$1.7	18.9%	31.8%	29.9%	28.9%	$6.8
03/31/21	Panariagroup Industrie Ceramiche S.p.A.	$28.8	26.0%	29.4%	41.0%	52.4%	$84.7

	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
Min	$0.06	0.3%	0.2%	0.2%	0.1%	$0.1
25th PCTL	$3.95	17.7%	8.8%	8.7%	8.2%	$17.5
33rd PCTL	$6.53	21.3%	12.4%	15.1%	16.7%	$33.7
Mean	$57.69	27.3%	26.4%	30.4%	31.3%	$119.9
Median	$16.43	29.4%	18.4%	22.0%	26.8%	$71.3
66th PCTL	$36.98	34.4%	36.1%	41.6%	39.6%	$102.1
75th PCTL	$101.73	38.3%	42.5%	46.1%	49.0%	$205.6
Max	$579.24	50.0%	90.1%	95.6%	94.4%	$490.2

	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
China Index Holdings[1]	$16.4	17.8%	42.9%	51.4%	42.9%	$65.5

1) China Index Holdings metrics are derived from the $1.00 per ADS offer price and information provided by Management

Source: Capital IQ.
Target/Issuers listed on all exchanges relating to Majority Shareholders purchasing remaining shares; premiums greater than 100% are "NM"
Market Capitalization of $500m or less; closed transactions
From 12/20/19 to present

ROTH Capital Partners | 24

STRICTLY PRIVATE AND CONFIDENTIAL

Valuation Analysis

Premiums Analysis – Global Majority Shareholder Purchasing Remaining Shares (Cont'd)

Announced Date	Issuer / Target	Transaction Value	% Sought	Target Stock Premium - 1 Day Prior	Target Stock Premium - 1 Week Prior	Target Stock Premium - 1 Month Prior	Target Market Capitalization (1-Day Before Announcement)
03/12/21	World Class Global Limited	$19.9	18.9%	56.3%	56.3%	26.8%	$67.5
03/08/21	Sanyo Department Store Co., Ltd.	$0.6	3.3%	0.8%	2.0%	0.1%	$19.2
02/16/21	ESI Energy Services Inc.	$3.3	10.8%	NM	NM	NM	$6.7
02/10/21	The Royal Ceramic Industry Limited	$6.5	38.3%	11.4%	9.6%	10.8%	$72.2
02/10/21	Dynac Holdings Corporation	$33.5	8.1%	10.5%	14.1%	18.4%	$79.1
01/22/21	Zhuhai Holdings Investment Group Limited	$217.0	38.5%	37.8%	37.8%	68.1%	$408.9
01/12/21	GVIC Communications Corp.	$2.1	3.1%	NM	NM	NM	$16.7
01/07/21	Dongsung Chemical Co., Ltd.	$40.1	48.8%	5.4%	3.8%	4.4%	$75.3
12/23/20	Nihon Form Service Co. Ltd.	$4.0	33.2%	54.2%	52.3%	46.2%	$7.7
12/18/20	SHK Hong Kong Industries Limited	$27.9	5.6%	50.0%	50.0%	61.5%	$74.3
12/18/20	Sofibus Patrimoine S.A.	$16.3	25.0%	46.6%	46.6%	58.4%	$199.0
12/09/20	Zaklady Tluszczowe Kruszwica	$148.6	35.8%	18.4%	19.7%	16.3%	$350.7
11/30/20	WPP AUNZ Limited	$164.0	38.5%	60.0%	68.2%	56.2%	$265.9
11/12/20	Urovant Sciences Ltd.	$254.5	27.6%	NM	95.6%	80.2%	$250.4
10/26/20	Portland Paints & Products Nigeria Plc	$0.8	14.0%	27.1%	30.3%	16.9%	$4.3
10/21/20	Pranavaditya Spinning Mills Limited	$1.3	25.5%	67.5%	73.6%	79.6%	$2.9
10/20/20	Arpico Finance Company PLC	$0.7	6.0%	NM	NM	NM	$4.8
09/30/20	Wanda Sports Group Company Limited	$64.1	45.7%	NM	NM	NM	$246.0
09/30/20	Ashtrom Properties Ltd	$211.1	18.4%	43.0%	42.6%	31.4%	$323.5
09/29/20	Massimo Zanetti Beverage Group S.p.A.	$71.2	32.0%	42.1%	41.4%	50.3%	$156.8
09/24/20	Trade Finance & Investments PLC	$0.1	0.3%	2.7%	17.2%	27.9%	$17.9
09/22/20	TEM Holdings Limited	$1.7	25.0%	50.0%	78.1%	64.4%	$4.4
09/07/20	Changshouhua Food Company Limited	$148.4	47.9%	16.4%	21.8%	61.2%	$266.4
08/26/20	Global Gaming 555 AB	$16.8	33.3%	15.5%	21.5%	49.0%	$43.6
08/20/20	China Jishan Holdings Limited	$16.4	21.3%	84.2%	84.2%	84.2%	$41.9
08/18/20	Acorn International, Inc.	$11.4	21.1%	44.2%	46.1%	24.2%	$37.6
08/14/20	Fura Gems Inc.	$14.9	48.5%	36.4%	57.9%	20.0%	$22.6
07/10/20	Stelmet S.A.	$3.2	4.6%	0.4%	0.4%	6.4%	$70.3
07/03/20	Gruppo Green Power S.r.l.	$2.1	13.5%	2.5%	3.4%	0.2%	$15.1
06/18/20	Poligrafici Editoriale S.p.A.	$6.7	33.7%	11.5%	4.4%	3.2%	$17.7
05/14/20	ARRK Corporation	$103.2	32.0%	18.4%	19.8%	25.4%	$339.1
02/20/20	Suny Electronic Inc. Ltd.	$3.9	24.8%	15.7%	15.2%	32.5%	$40.3
02/12/20	Yamaha Motor Robotics Holdings Co., Ltd.	$106.0	39.8%	47.6%	45.9%	21.2%	$208.0
02/12/20	TA Global Berhad	$130.8	34.5%	11.1%	8.7%	4.3%	$295.8
02/12/20	Business & Decision SA	$4.4	6.4%	3.7%	1.0%	2.3%	$65.7
12/20/19	Biotoscana Investments S.A.	$100.3	48.8%	12.4%	14.1%	17.2%	$204.8
12/12/19	Traqueur SA	$2.1	33.4%	14.9%	14.9%	14.1%	$5.4
12/11/19	Levi Strauss Japan Kabushiki Kaisha	$1.8	2.2%	0.6%	0.8%	0.1%	$83.1

	Transaction Value	% Sought	1 Day Prior	1 Week Prior	1 Month Prior	Market Capitalization
Min	$0.06	0.3%	0.2%	0.2%	0.1%	$0.1
25th PCTL	$3.95	17.7%	8.8%	8.7%	8.2%	$17.5
33rd PCTL	$6.53	21.3%	12.4%	15.1%	16.7%	$33.7
Mean	$57.69	27.3%	26.4%	30.4%	31.3%	$119.9
Median	$16.43	29.4%	18.4%	22.0%	26.8%	$71.3
66th PCTL	$36.98	34.4%	36.1%	41.6%	39.6%	$102.1
75th PCTL	$101.73	38.3%	42.5%	46.1%	49.0%	$205.6
Max	$579.24	50.0%	90.1%	95.6%	94.4%	$490.2
China Index Holdings[1]	$16.4	17.8%	42.9%	51.4%	42.9%	$65.5

ROTH Capital Partners

1) China Index Holdings metrics are derived from the $1.00 per ADS offer price and information provided by Management

Source: Capital IQ.
Target/Issuers listed on all exchanges relating to Majority Shareholders purchasing remaining shares; premiums greater than 100% are "NM"
Market Capitalization of $500m or less; closed transactions
From 12/20/19 to present

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| 26 STRICTLY PRIVATE AND CONFIDENTIAL III. Appendix

STRICTLY PRIVATE AND CONFIDENTIAL

Appendix
CIH Income Statement (USD in actuals)

(USD$ in actuals)	FY20A	FY21A	FY22E	FY23E	FY24E	FY25E
Revenues	**$91,338,330**	**$89,189,927**	**$61,858,185**	**$50,684,911**	**$44,349,925**	**$38,842,567**
YoY change %		*(2.4%)*	*(30.6%)*	*(18.1%)*	*(12.5%)*	*(12.4%)*
Cost of revenues	15,157,382	15,816,753	12,742,432	10,563,770	9,283,315	8,158,322
Gross profit	**$76,180,948**	**$73,373,175**	**$49,115,753**	**$40,121,141**	**$35,066,611**	**$30,684,244**
Gross margin	*83.4%*	*82.3%*	*79.4%*	*79.2%*	*79.1%*	*79.0%*
S&M expenses	16,146,453	16,320,519	14,218,271	13,444,074	12,099,666	10,889,700
G&A expenses	87,515,944	8,454,279	9,642,192	9,207,360	8,286,624	7,457,962
R&D expenses	5,148,744	4,535,000	3,987,791	3,801,407	3,421,267	3,079,140
Operating expenses	**108,811,140**	**29,309,798**	**27,848,254**	**26,452,842**	**23,807,557**	**21,426,802**
Operating Income	**($32,630,192)**	**$44,063,377**	**$21,267,499**	**$13,668,299**	**$11,259,053**	**$9,257,443**
Operating Income %	*(35.7%)*	*49.4%*	*34.4%*	*27.0%*	*25.4%*	*23.8%*
D&A	171,786	202,668	187,227	187,227	187,227	187,227
EBITDA	**($32,458,406)**	**$44,266,045**	**$21,454,726**	**$13,855,526**	**$11,446,280**	**$9,444,670**
EBITDA %	*(35.5%)*	*49.6%*	*34.7%*	*27.3%*	*25.8%*	*24.3%*
Interest income	233,361	1,400,478	806,235	885,781	585,393	743,278
Change in fair value of warrants	195,259	0	(347,401)	(351,930)	(351,930)	(351,930)
Gains on sales of investments	1,334,916	1,214,819	164,933	96,704	97,211	47,846
Government grants	861,294	109,874	291,486	158,511	106,307	106,307
Income before income taxes	**(30,005,362)**	**46,788,549**	**22,182,751**	**14,457,366**	**11,696,034**	**9,802,944**
Income tax expense	15,721,394	6,679,028	5,567,398	2,067,056	1,576,259	1,342,669
Net income	**($45,726,756)**	**$40,109,521**	**$16,615,353**	**$12,390,310**	**$10,119,775**	**$8,460,275**
Net income %	*(50.1%)*	*45.0%*	*26.9%*	*24.4%*	*22.8%*	*21.8%*

Net Income check per 20-F Filings	**($45,726,746)**	**$40,109,507**
Difference	($10)	$14
Difference %	*0.0%*	*0.0%*

Source: Information provided by Management and Form 20-F Filings; 0.143634 RMB to USD Fx spot rate as of 12/20/22

ROTH Capital Partners

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STRICTLY PRIVATE AND CONFIDENTIAL

Appendix
CIH Balance Sheet (USD in actuals)

(USD$ in actuals)	12/31/17	12/31/18	12/31/19	12/31/20	12/31/21	09/30/22[1]
Cash & ST Investments	$33,206,457	$23,584,990	$48,702,842	$96,525,782	$51,926,707	$54,640,815
Receivables	1,191,444	2,231,211	3,482,119	4,263,057	9,679,208	10,398,527
Prepaid Exp.	53,001	99,538	655,833	-	-	4,380,837
Other Current Assets	-	282,959	692,316	811,101	1,057,146	-
Current Assets	**34,450,902**	**26,198,698**	**53,533,110**	**101,599,941**	**62,663,062**	**69,420,179**
Net Property, Plant & Equipment	728,943	564,769	7,536,189	6,709,719	5,790,748	5,596,555
Deferred Tax Assets, LT	-	-	-	219,473	354,632	-
Other Long-Term Assets	-	-	-	250,210	250,354	807,223
Assets	**$35,179,845**	**$26,763,467**	**$61,069,299**	**$108,779,343**	**$69,058,796**	**$75,823,958**
Accounts Payable	530,009	744,599	1,126,665	1,341,972	1,646,764	2,259,076
Accrued Exp.	6,752,091	8,499,686	8,788,964	9,053,538	7,989,929	13,497,143
Short-term Borrowings	547,964	-	-	-	2,605,664	-
Curr. Income Taxes Payable	3,247,277	2,079,820	3,360,461	3,840,342	3,658,933	1,544,353
Unearned Revenue, Current	19,801,383	20,576,145	29,233,972	32,194,268	31,051,947	24,522,633
Other Current Liabilities	566,923	3,021,485	4,423,065	82,563,265	5,485,239	-
Current Liabilities	**31,445,648**	**34,921,734**	**46,933,128**	**128,993,386**	**52,438,475**	**41,823,204**
Long-Term Leases	-	-	5,411,985	3,939,450	4,247,257	4,936,413
Def. Tax Liability, Non-Curr.	-	-	-	8,911,628	-	-
Other Non-Current Liabilities	-	2,225,752	5,710,457	8,035,317	10,813,917	11,533,667
Liabilities	**31,445,648**	**37,147,487**	**58,055,570**	**149,879,781**	**67,499,649**	**58,293,284**
Common Equity	3,734,197	(10,384,020)	3,013,729	(41,287,019)	1,363,087	17,312,924
Minority Interest	-	-	-	186,581	196,060	217,749
Equity	**3,734,197**	**(10,384,020)**	**3,013,729**	**(41,100,438)**	**1,559,147**	**17,530,673**
Liabilities And Equity	**$35,179,845**	**$26,763,467**	**$61,069,299**	**$108,779,343**	**$69,058,796**	**$75,823,958**

Source: Information provided by Management and Form 20-F Filings; 0.143634 RMB to USD Fx spot rate as of 12/20/22
1) Unaudited

ROTH Capital Partners

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